Exhibit 99.1

Oceaneering Reports First Quarter 2020 Results

HOUSTON, May 13, 2020 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $368 million, or $(3.71) per share, on revenue of $537 million for the three months ended March 31, 2020. Adjusted net income was $3.5 million, or $0.04 per share, reflecting the impact of $393 million of pre-tax adjustments, including $379 million associated with goodwill impairments, asset impairments and write-offs during the quarter.

During the prior quarter ended December 31, 2019, Oceaneering reported a net loss of $263 million, or $(2.66) per share, on revenue of $561 million. Adjusted net income was $2.5 million, or $0.03 per share, reflecting the impact of $255 million of pre-tax adjustments, primarily $240 million associated with asset impairments, write-downs and write-offs recognized during the quarter.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.
Summary of Results
(in thousands, except per share amounts)

	Three Months Ended
	Mar 31,		Dec 31,

	2020	2019	2019

Revenue	$536,668	$493,886	$560,810
Gross Margin	46,752	27,587	(20,387)
Income (Loss) from Operations	(380,757)	(21,714)	(254,170)
Net Income (Loss)	(367,598)	(24,827)	(262,912)

Diluted Earnings (Loss) Per Share	$(3.71)	$(0.25)	$(2.66)

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "I am very pleased that, even with the unprecedented global uncertainties presented during the first quarter, our adjusted results exceeded expectations.  The key factor in achieving these results was better-than-anticipated performance within our energy-focused businesses, which included the benefit from cost reduction measures implemented during the fourth quarter of 2019 and the first quarter of 2020.  Each of our operating segments generated positive adjusted operating results and adjusted EBITDA, and our consolidated adjusted EBITDA of $51.6 million surpassed both our outlook and published consensus estimates.

“As anticipated, our cash balance decreased during the quarter, primarily as a result of a difference in timing associated with customer progress milestone cash collections and payments to vendors on several large contracts. Additionally, during the quarter, we disbursed accrued employee incentive payments related to attainment of specific performance goals in prior periods.

"During the quarter, primarily as a result of the negative market impacts from COVID-19 and significantly lower crude oil prices, we recognized certain non-cash impairment charges, mostly related to goodwill. We also recognized additional restructuring costs as we continued to adjust our staffing levels and geographic footprint.

"Sequentially, both our first quarter ROV revenue and average revenue per day on hire decreased 4% on flat days on hire. As expected, ongoing cost control measures and efficiencies, along with fewer installations and mobilizations, resulted in improved adjusted operating performance and adjusted EBITDA. Adjusted EBITDA margin increased to 32%. At the end of March, our ROV fleet count remained at 250 vehicles and, for the first quarter, fleet utilization was 65%. Our fleet use during the quarter was 68% in drill support and 32% in vessel-based activity. At the end of March, we had ROV contracts on 95 of the 153 floating rigs under contract, resulting in a drill support market share of 62%.

"Subsea Products first quarter adjusted operating results exceeded expectations and were comparable to the results of the fourth quarter of 2019. Manufactured products revenue and operating results met expectations. Service and rental results exceeded expectations, largely due to higher activity in Norway and West Africa. Our Subsea Products backlog at March 31, 2020 was $528 million, compared to our December 31, 2019 backlog of $630 million. Reflecting the higher level of throughput and a lower level of market activity, our book-to-bill ratio for the first quarter was 0.5.

"Sequentially, Subsea Projects adjusted operating results declined as expected on materially lower revenue, as a result of lower seasonal vessel and survey activity. Asset Integrity adjusted operating results improved, benefiting from cost reduction activities undertaken in the fourth quarter of 2019 and first quarter of 2020.

"For our non-energy segment, Advanced Technologies, our first quarter 2020 adjusted operating results were sequentially flat. Adverse impacts of COVID-19 to our entertainment business results offset gains from our government service businesses. As compared to the fourth quarter of 2019, Unallocated Expenses declined as a result of lower accruals for incentive-based compensation.

“During the first quarter, primarily due to the increase in non-cash working capital referenced above, we used $32.2 million of cash in our operating activities. We also used $27.2 million of cash for growth and maintenance capital expenditures. These two items were the largest contributors to a $66.2 million cash decrease during the quarter.

"For the second quarter and full year of 2020, we are not providing operating or EBITDA guidance due to the lack of visibility into the majority of our businesses. Many of the markets we serve are being profoundly affected by the effects of and the associated responses to COVID-19, as well as the significant reductions in our oil and gas customer spending as a result of the lower crude oil price environment. We maintain our guidance that Unallocated Expenses are forecast to be in the high-$20 million range per quarter. We are further revising our capital expenditures guidance by lowering the range to $45 million to $65 million, and our cash tax payments guidance by lowering the range to $30 million to $35 million.

"Preserving our liquidity and balance sheet remains a high priority in the current environment and, as mentioned on our last earnings call, we are taking decisive actions to reduce expenses. We are currently targeting a reduction of annualized expenses in the range of $125 million to $160 million by the end of 2020, inclusive of $35 million to $40 million of reduced depreciation expense. Cost reduction actions being taken include efficiency-enabling projects, simplification of our operating structure including headcount reductions and rationalizing facilities, compensation reductions for senior leadership, a 50% reduction in the Company’s 401(k) plan match, supply chain savings and elimination of non-productive assets. Any volume related direct cost reductions are not included in these estimated savings. Since launching this effort, approximately $70 million of annualized cost reductions have been initiated. Additional savings are expected to be achieved throughout the remainder of the year, with the majority occurring in the second and third quarters. We expect the cash costs associated with these actions to approximate $15 million.

"While we currently are not able to provide operating or EBITDA guidance, we still believe that we should generate positive free cash flow during 2020. This belief is based on the following: actions we are taking to achieve cost reductions; reduced capital spending levels; lower cash taxes; our expectation for $16 million to $34 million in CARES Act tax refunds; and cash expected to be generated from working capital for the remainder of the year."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: forecasted Unallocated Expenses per quarter, and annual capital expenditures and cash tax payments; targeted reduction range of annualized expenses, including depreciation expense; timing and anticipation of additional savings from cost reduction actions already initiated; cash costs associated with initiated and pending cost reduction actions; belief in generating positive free cash flow during 2020, and the bases for that belief, including expectations regarding: actions to achieve cost reductions, capital spending, cash taxes, CARES Act tax refunds, and cash from working capital for the remainder of the year.
The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson

Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

		Mar 31, 2020	Dec 31, 2019
		(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $307,460 and $373,655)		$1,151,906	$1,244,436
Net property and equipment		671,828	776,532
Other assets		341,363	719,695
Total Assets		$2,165,097	$2,740,663

LIABILITIES AND EQUITY
Current liabilities		$485,733	$600,956
Long-term debt		806,396	796,516
Other long-term liabilities		236,309	267,782
Equity		636,659	1,075,409
Total Liabilities and Equity		$2,165,097	$2,740,663

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	Mar 31, 2020	Mar 31, 2019	Dec 31, 2019
	(in thousands, except per share amounts)

Revenue	$536,668	$493,886	$560,810
Cost of services and products	489,916	466,299	581,197
Gross margin	46,752	27,587	(20,387)
Selling, general and administrative expense	55,741	49,301	59,717
Long-lived assets impairments	68,763	—	159,353
Goodwill impairment	303,005	—	14,713
Income (loss) from operations	(380,757)	(21,714)	(254,170)
Interest income	1,277	2,604	1,352
Interest expense, net of amounts capitalized	(12,462)	(9,424)	(11,706)
Equity in income (losses) of unconsolidated affiliates	1,197	(164)	941
Other income (expense), net	(7,128)	719	(3,687)
Income (loss) before income taxes	(397,873)	(27,979)	(267,270)
Provision (benefit) for income taxes	(30,275)	(3,152)	(4,358)
Net Income (Loss)	$(367,598)	$(24,827)	$(262,912)

Weighted average diluted shares outstanding	99,055	98,714	98,930
Diluted earnings (loss) per share	$(3.71)	$(0.25)	$(2.66)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended
	Mar 31, 2020	Mar 31, 2019	Dec 31, 2019
	($ in thousands)

Remotely Operated Vehicles
Revenue	$111,780	$100,346	$116,020
Gross margin	$18,112	$9,421	$(7,728)
Operating income (loss)	$9,066	$1,418	$(18,660)
Operating income (loss) %	8%	1%	(16)%
Days available	22,750	24,506	25,576
Days utilized	14,853	12,942	14,836
Utilization	65%	53%	58%

Subsea Products
Revenue	$194,838	$128,844	$183,659
Gross margin	$28,639	$12,315	$4,527
Operating income (loss)	$(91,858)	$(476)	$(10,325)
Operating income (loss) %	(47)%	—%	(6)%
Backlog at end of period	$528,000	$464,000	$630,000

Subsea Projects
Revenue	$61,455	$89,728	$86,728
Gross margin	$(2,114)	$9,033	$1,546
Operating income (loss)	$(145,290)	$2,892	$(148,075)
Operating income (loss) %	(236)%	3%	(171)%

Asset Integrity
Revenue	$59,132	$60,689	$61,835
Gross margin	$8,729	$6,272	$(6,867)
Operating income (loss)	$(109,441)	$(713)	$(48,919)
Operating income (loss) %	(185)%	(1)%	(79)%

Advanced Technologies
Revenue	$109,463	$114,279	$112,568
Gross margin	$13,428	$15,248	$12,354
Operating income (loss)	$(10,585)	$9,599	$5,270
Operating income (loss) %	(10)%	8%	5%

Unallocated Expenses
Gross margin	$(20,042)	$(24,702)	$(24,219)
Operating income (loss)	$(32,649)	$(34,434)	$(33,461)

Total
Revenue	$536,668	$493,886	$560,810
Gross margin	$46,752	$27,587	$(20,387)
Operating income (loss)	$(380,757)	$(21,714)	$(254,170)
Operating income (loss) %	(71)%	(4)%	(45)%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables in our Reconciliations of Non-GAAP to GAAP Financial Information section for financial measures that management considers representative of our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended
	Mar 31, 2020	Mar 31, 2019	Dec 31, 2019
	(in thousands)

Capital Expenditures, including Acquisitions	$27,229	$29,964	$18,837

Depreciation and amortization:
Energy Services and Products
Remotely Operated Vehicles	$25,725	$27,990	$32,043
Subsea Products	62,454	12,991	30,992
Subsea Projects	143,346	7,882	14,541
Asset Integrity	111,385	1,634	30,529
Total Energy Services and Products	342,910	50,497	108,105
Advanced Technologies	12,178	830	766
Unallocated Expenses	1,108	1,159	1,199
Total Depreciation and Amortization	$356,196	$52,486	$110,070

Goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $310 million and $59.4 million, respectively, in the three months ended March 31, 2020 and December 31, 2019.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Mar 31, 2020		Mar 31, 2019		Dec 31, 2019
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(367,598)	$(3.71)	$(24,827)	$(0.25)	$(262,912)	$(2.66)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	68,763		—		159,353
Long-lived assets write-offs	7,328		—		44,653
Inventory write-downs	—		—		21,285
Goodwill impairment	303,005		—		14,713
Restructuring expenses and other	6,630		—		11,751
Foreign currency (gains) losses	7,050		(614)		3,477
Total pre-tax adjustments	392,776		(614)		255,232

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(45,355)		129		(50,653)
Discrete tax items:
Share-based compensation	987		986		2
Uncertain tax positions	(9,652)		1,022		1,276
U.S. CARES Act	(33,784)		—		—
Tax reform	—		—		272
Valuation allowances	65,208		1,539		59,667
Other	950		(2,141)		(356)
Total discrete tax adjustments	23,709		1,406		60,861
Total of adjustments	371,130		921		265,440
Adjusted Net Income (Loss)	$3,532	$0.04	$(23,906)	$(0.24)	$2,528	$0.03
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,649		98,714		99,721

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended
	Mar 31, 2020	Mar 31, 2019	Dec 31, 2019
	($ in thousands)

Net income (loss)	$(367,598)	$(24,827)	$(262,912)
Depreciation and amortization	356,196	52,486	110,070
Subtotal	(11,402)	27,659	(152,842)
Interest expense, net of interest income	11,185	6,820	10,354
Amortization included in interest expense	(333)	(340)	(335)
Provision (benefit) for income taxes	(30,275)	(3,152)	(4,358)
EBITDA	(30,825)	30,987	(147,181)
Adjustments for the effects of:
Long-lived assets impairments	68,763	—	159,353
Inventory write-downs	—	—	21,285
Restructuring expenses and other	6,630	—	11,751
Foreign currency (gains) losses	7,050	(614)	3,477
Total of adjustments	82,443	(614)	195,866
Adjusted EBITDA	$51,618	$30,373	$48,685

Revenue	$536,668	$493,886	$560,810

EBITDA margin %	(6)%	6%	(26)%
Adjusted EBITDA margin %	10%	6%	9%

Free Cash Flow

	For the Three Months Ended
	Mar 31, 2020	Mar 31, 2019
	(in thousands)
Net Income (loss)	$(367,598)	$(24,827)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	356,196	52,486
Other non-cash	64,137	62
Other increases (decreases) in cash from operating activities	(84,885)	(8,597)
Cash flow provided by (used in) operating activities	(32,150)	19,124
Purchases of property and equipment	(27,229)	(29,964)
Free Cash Flow	$(59,379)	$(10,840)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended March 31, 2020
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$9,066	$(91,858)	$(145,290)	$(109,441)	$(10,585)	$(32,649)	$(380,757)
Adjustments for the effects of:
Long-lived assets impairments	—	54,859	7,689	—	6,215	—	68,763
Long-lived assets write-offs	—	—	7,328	—	—	—	7,328
Goodwill impairment	—	51,302	129,562	110,753	11,388	—	303,005
Restructuring expenses and other	713	1,668	1,480	1,694	795	280	6,630
Total of adjustments	713	107,829	146,059	112,447	18,398	280	385,726

Adjusted Operating Income (Loss)	$9,779	$15,971	$769	$3,006	$7,813	$(32,369)	$4,969

Revenue	$111,780	$194,838	$61,455	$59,132	$109,463		$536,668
Operating income (loss) % as reported in accordance with GAAP	8%	(47)%	(236)%	(185)%	(10)%		(71)%
Operating income (loss)% using adjusted amounts	9%	8%	1%	5%	7%		1%

	For the Three Months Ended March 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$1,418	$(476)	$2,892	$(713)	$9,599	$(34,434)	$(21,714)

Adjusted Operating Income (Loss)	$1,418	$(476)	$2,892	$(713)	$9,599	$(34,434)	$(21,714)

Revenue	$100,346	$128,844	$89,728	$60,689	$114,279		$493,886
Operating income (loss) % as reported in accordance with GAAP	1%	—%	3%	(1)%	8%		(4)%
Operating income (loss)% using adjusted amounts	1%	—%	3%	(1)%	8%		(4)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended December 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(18,660)	$(10,325)	$(148,075)	$(48,919)	$5,270	$(33,461)	$(254,170)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Long-lived assets write-offs	5,697	18,757	6,091	14,108	—	—	44,653
Inventory write-downs	15,343	3,567	1,586	—	789	—	21,285
Goodwill impairment	—	—	—	14,713	—	—	14,713
Restructuring expenses and other	2,297	2,650	2,851	3,082	815	56	11,751
Total of adjustments	23,337	24,974	153,143	48,641	1,604	56	251,755
Adjusted Operating Income (Loss)	$4,677	$14,649	$5,068	$(278)	$6,874	$(33,405)	$(2,415)

Revenue	$116,020	$183,659	$86,728	$61,835	$112,568		$560,810
Operating income (loss) % as reported in accordance with GAAP	(16)%	(6)%	(171)%	(79)%	5%		(45)%
Operating income (loss) % using adjusted amounts	4%	8%	6%	—%	6%		—%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2020
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$9,066	$(91,858)	$(145,290)	$(109,441)	$(10,585)	$(32,649)	$(380,757)
Adjustments for the effects of:
Depreciation and amortization	25,725	62,454	143,346	111,385	12,178	1,108	356,196
Other pre-tax	—	—	—	—	—	(6,264)	(6,264)
EBITDA	34,791	(29,404)	(1,944)	1,944	1,593	(37,805)	(30,825)
Adjustments for the effects of:
Long-lived assets impairments	—	54,859	7,689	—	6,215	—	68,763
Restructuring expenses and other	713	1,668	1,480	1,694	795	280	6,630
Foreign currency (gains) losses	—	—	—	—	—	7,050	7,050
Total of adjustments	713	56,527	9,169	1,694	7,010	7,330	82,443
Adjusted EBITDA	$35,504	$27,123	$7,225	$3,638	$8,603	$(30,475)	$51,618

Revenue	$111,780	$194,838	$61,455	$59,132	$109,463		$536,668
Operating income (loss) % as reported in accordance with GAAP	8%	(47)%	(236)%	(185)%	(10)%		(71)%
EBITDA Margin	31%	(15)%	(3)%	3%	1%		(6)%
Adjusted EBITDA Margin	32%	14%	12%	6%	8%		10%

	For the Three Months Ended March 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$1,418	$(476)	$2,892	$(713)	$9,599	$(34,434)	$(21,714)
Adjustments for the effects of:
Depreciation and amortization	27,990	12,991	7,882	1,634	830	1,159	52,486
Other pre-tax	—	—	—	—	—	215	215
EBITDA	29,408	12,515	10,774	921	10,429	(33,060)	30,987
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(614)	(614)
Total of adjustments	—	—	—	—	—	(614)	(614)
Adjusted EBITDA	$29,408	$12,515	$10,774	$921	$10,429	$(33,674)	$30,373

Revenue	$100,346	$128,844	$89,728	$60,689	$114,279		$493,886
Operating income (loss) % as reported in accordance with GAAP	1%	—%	3%	(1)%	8%		(4)%
EBITDA Margin	29%	10%	12%	2%	9%		6%
Adjusted EBITDA Margin	29%	10%	12%	2%	9%		6%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(18,660)	$(10,325)	$(148,075)	$(48,919)	$5,270	$(33,461)	$(254,170)
Adjustments for the effects of:
Depreciation and amortization	32,043	30,992	14,541	30,529	766	1,199	110,070
Other pre-tax	—	—	—	—	—	(3,081)	(3,081)
EBITDA	13,383	20,667	(133,534)	(18,390)	6,036	(35,343)	(147,181)
Adjustments for the effects of:
Long-lived assets impairments	—	—	142,615	16,738	—	—	159,353
Inventory write-downs	15,343	3,567	1,586	—	789	—	21,285
Restructuring expenses and other	2,297	2,650	2,851	3,082	815	56	11,751
Foreign currency (gains) losses	—	—	—	—	—	3,477	3,477
Total of adjustments	17,640	6,217	147,052	19,820	1,604	3,533	195,866
Adjusted EBITDA	$31,023	$26,884	$13,518	$1,430	$7,640	$(31,810)	$48,685

Revenue	$116,020	$183,659	$86,728	$61,835	$112,568		$560,810
Operating income (loss) % as reported in accordance with GAAP	(16)%	(6)%	(171)%	(79)%	5%		(45)%
EBITDA Margin	12%	11%	(154)%	(30)%	5%		(26)%
Adjusted EBITDA Margin	27%	15%	16%	2%	7%		9%